Exhibit 10.14

RELEASE AGREEMENT

THIS RELEASE AGREEMENT (this “AGREEMENT”) is made by and between Redwood Green Corp., a corporation organized and existing under the laws of the State of Nevada, with its principal place of business located at 866 Navajo Street, Denver, CO 80204 (“RGC”) and Michael Saxon, an individual residing at 581 Manakin Towne Place, Manakin-Sabot, VA 23103 (“EXECUTIVE”). For purposes of this AGREEMENT, “EMPLOYER” shall include RGC and all of its divisions, parents, subsidiaries, affiliates or related entities, its and their past, present and future officers, directors, trustees, members, shareholders, partners, insurers, attorneys, legal representatives, employees and agents and all of its and their respective heirs, executors, administrators, successors and assigns.

WHEREAS, EXECUTIVE had been employed by RGC for a period of time pursuant to an Employment Agreement dated as of February 21, 2020 (the “EMPLOYMENT AGREEMENT”) (a copy of the EMPLOYMENT AGREEMENT is attached hereto as Exhibit “A” and made a part hereof); and

WHEREAS, EXECUTIVE’s employment with RGC terminated effective June 30, 2020 (the “SEPARATION DATE”) other than For Cause (as defined in the EMPLOYMENT AGREEMENT) pursuant to Section 5.1(a)(iv) of the EMPLOYMENT AGREEMENT by action of RGC’s Board of Directors; and

WHEREAS, RGC and EXECUTIVE deem it to be in their mutual interest to amicably resolve any disputes which may exist between them and to provide for the manner in which they will hereafter conduct themselves in relation to each other.

NOW, THEREFORE, in consideration of their mutual promises as set forth herein and intending to be legally bound hereby, RGC and EXECUTIVE agree as follows:

1. The foregoing recitals are incorporated herein as if set forth in their entirety.

2. In settlement of all RELEASED CLAIM(S) (as defined herein) EXECUTIVE had, has or may have against EMPLOYER, as well as in exchange for the representations, warranties, and covenants made by EXECUTIVE in this AGREEMENT, RGC shall:

(a)	pay EXECUTIVE, as severance, his base salary in effect on the SEPARATION DATE ($360,000.00 annualized) for a period of twelve (12) months in accordance with the terms and conditions of the EMPLOYMENT AGREEMENT including, but not limited to, those in Section 5.2 (d) of the EMPLOYMENT AGREEMENT (the “PERIODIC PAYMENTS”). The PERIODIC PAYMENTS required pursuant to this Subparagraph of this AGREEMENT shall: (i) be made less applicable federal, state and local withholdings and authorized deductions in accordance with RGC’s normal payroll practices in effect from time to time and applicable law; (ii) begin to be made on or about RGC’s next regularly scheduled payday that occurs at least ten (10) calendar days after receipt by the General Counsel of RGC (“GC”) of the original of this AGREEMENT executed by EXECUTIVE, as well as any other documentation required by this AGREEMENT, provided EXECUTIVE has not exercised his right of revocation pursuant to this AGREEMENT; (iii) be made payable to EXECUTIVE; and (iv) either (a) be mailed to EXECUTIVE at his address as set forth above or at another address provided to the individual then holding the office of GC in writing or (b) made via direct deposit to EXECUTIVE’s payroll bank account of record with RGC; and

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(b)	RGC shall pay EXECUTIVE $1,400 monthly for the period beginning July 1, 2020 and continuing through June 30, 2021 (the “BENEFIT PERIOD”) in lieu of a monthly premium on behalf of EXECUTIVE for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”), given that EXECUTIVE is not currently covered by RCG group medical insurance, and this shall satisfy the respective requirement per Section 5.2(d) of the EMPLOYMENT AGREEMENT. The payments for benefits under this Subparagraph of this AGREEMENT are hereinafter referred to as the “BENEFIT PAYMENTS”. The BENEFIT PAYMENTS required pursuant to this Subparagraph of this AGREEMENT shall begin to be made after receipt by GC of the original of this AGREEMENT executed by EXECUTIVE, provided EXECUTIVE has not exercised his right of revocation pursuant to this AGREEMENT; and

(c)	hereby waive repayment of the signing bonus paid to EXECUTIVE under Section 2.1(a)(i) of the EMPLOYMENT AGREEMENT (the “REPAYMENT WAIVER”). The REPAYMENT WAIVER shall be effective immediately upon EXECUTIVE’s execution of this AGREEMENT, provided EXECUTIVE has not exercised his right of revocation pursuant to this AGREEMENT; and

(d)	permit EXECUTIVE to retain and not return the company-issued laptop computer provided by RGC to him (the “LAPTOP RETENTION”). The LAPTOP RETENTION shall be effective immediately upon EXECUTIVE’s execution of this AGREEMENT, provided EXECUTIVE has not exercised his right of revocation pursuant to this AGREEMENT; and

(e)	For purposes of this AGREEMENT, the PERIODIC PAYMENTS, the BENEFIT PAYMENTS and the value of the REPAYMENT WAIVER (i.e., $150,000.00) shall collectively be referred to as the SEVERANCE PAYMENTS; and

(f)	EXECUTIVE shall receive appropriate tax reporting documentation for the payments set forth in this Paragraph of this AGREEMENT. Furthermore, all payments made to EXECUTIVE shall be made in accordance with any applicable law.

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3. In consideration of the promises and undertakings of RGC under this AGREEMENT, EXECUTIVE makes the following representations, warranties, and covenants:

(a)	that for purposes of this AGREEMENT, any reference to monies paid to or on behalf of EXECUTIVE shall be deemed to be the entire gross amount of the SEVERANCE PAYMENTS; and

(b)	that he has been afforded by EMPLOYER any and all rights he had or may have had under any and all family or medical leave laws including, but not limited to, the federal Family and Medical Leave Act (“FMLA”) and/or any otherwise applicable state and/or local leave laws; and

(c)	that, not including the SEVERANCE PAYMENTS, he has been paid all wages, draws, commissions, bonuses, compensation, expenses, and reimbursements due him as well as any sum due him under any and all wage and hour laws including, but not limited to, accrued but unused vacation and other paid leave time (including that set forth and provided for in Section 4 of the EMPLOYMENT AGREEMENT) and any monies under any bonus, severance and/or, incentive or deferred compensation plan. EXECUTIVE further represents and warrants that he has received all sums due him under the federal Fair Labor Standards Act (“FLSA”) and/or any otherwise applicable state and/or local wage and hour laws; and

(d)	that he shall make herself available and cooperate in any reasonable manner in providing reasonable assistance to EMPLOYER in concluding any business and/or legal matters which are presently pending and in connection with any such matters that may arise in the future which relate to his employment with EMPLOYER in accordance with Section 5.2(d) of the EMPLOYMENT AGREEMENT. Such assistance shall not be deemed a violation or breach of Subparagraph 3(k) of this AGREEMENT; and

(e)	that he has returned to EMPLOYER all property of EMPLOYER in his possession or control which refer or relate to EMPLOYER’s business, or which are otherwise the property of EMPLOYER, including, but not limited to, all confidential and proprietary business information, papers, documents, letters, invoices, sales records and reports, notes, memo randa, keys, security cards, passwords/passcodes, records, client and supplier lists, client and supplier materials or documents, automobile, credit cards, bank ATM cards, computers (excluding the laptop computer referred to in Subparagraph 2(d) of this AGREEMENT, provided, however, that EXECUTIVE shall delete from said laptop computer any and all confidential and/or proprietary information belonging to EMPLOYER that may otherwise be contained on said laptop computer and shall so certify in writng to GC, RGC within twn (10) days of execution of this AGREEMENT), iPhone, BlackBerry/PDA, computer data, office equipment, and employment records, which were created by EXECUTIVE or other employees, agents and clients or suppliers of EMPLOYER in the course of their employment and/or relationship with EMPLOYER, as well as copies or multiple versions thereof, regardless of the form or medium retained or stored in (including hard copy or electronic or digital form); and

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(f)	that as an employee of EMPLOYER he had access to and was entrusted with EMPLOYER’s confidential and proprietary business information and trade secrets including, but not limited to, those set forth and defined in Section 7.2 and Section 7.3 of the EMPLOYMENT AGREEMENT. At all times prior to, during, and following EXECUTIVE’s separation he has maintained and will maintain such information in strict confidence and has not disclosed and will not disclose the information to any third party without the prior written consent of the individual then holding the office of GC. EXECUTIVE acknowledges having been notified that, notwithstanding any obligations in this AGREEMENT, pursuant to Section 7 of the Defend Trade Secrets Act of 2016 (“DTSA”), EMPLOYER shall not hold EXECUTIVE criminally or civilly liable under any federal or state trade secret law for the disclosure of confidential information that is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law. EMPLOYER shall also not hold EXECUTIVE liable for such disclosures made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. EXECUTIVE also acknowledges having been notified that individuals who file a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order; and

(g)	that he shall not receive any other payment or benefit from EMPLOYER other than that set forth in this AGREEMENT, including, but not limited to, any bonuses (including any Annual Incentive Bonus under Section 2.2(a) of the EMPLOYMENT AGREEMENT), compensation, incentive compensation (including any Management Equity Incentive Award under Section 2.3 and any existing Restricted Stock Units (“RSUs”) under Section 2.1(a)(ii) and/or award of RSUs under Section 2.2(b) of the EMPLOYMENT AGREEMENT), and/or commissions and, furthermore, EXECUTIVE hereby renounces and waives his right to any RSUs that would otherwise be due him under the EMPLOYMENT AGREEMENT including, but not limited to, under Sections 2.1(a)(ii) and 2.2 of the EMPLOYMENT AGREEMENT; and

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(h)	that he shall cooperate with EMPLOYER in the defense of any claim currently pending or hereinafter pursued against EMPLOYER without the payment of any additional compensation other than as set forth in this AGREEMENT in accordance with Section 5.2(d) of the EMPLOYMENT AGREEMENT. Such cooperation shall not be deemed a violation or breach of Subparagraph 3(k) of this AGREEMENT. Furthermore, EXECUTIVE has not and shall not initiate, commence, voluntarily cooperate with or provide assistance including, but not limited to, testimony or consultative services, in any claim, lawsuit, administrative proceeding, investigation, inquiry, or similar activity, whether governmental or private, whether pending or otherwise, against or related to EMPLOYER (“Adverse Action”), without notifying, in writing, the individual then holding the office of GC within two (2) business days prior to initiating, commencing or undertaking such Adverse Action such that EMPLOYER may have an opportunity to seek and obtain, among other things, an appropriate protective order or seek intervention in the matter. In the case of legal proceedings, EXECUTIVE shall notify, in writing, the individual then holding the office of GC, of any subpoena or other similar notice to give testimony or provide documentation (“NOTICE”) within two (2) business days of receipt of said NOTICE and prior to providing any response to said NOTICE such that EMPLOYER may have an opportunity to seek and obtain, among other things, an appropriate protective order or seek intervention in the matter; and

(i)	that, other than in connection with a proceeding under Paragraphs 3(h), 3(j), 3(q) and/or 8 of this AGREEMENT or as otherwise provided by applicable law, he has not and shall not take any action, directly or indirectly, which is contrary to the interests of EMPLOYER or make any disparaging, untrue, negative, derogatory or defamatory remarks concerning EMPLOYER or its business practices; and

(j)	that that he has not made, asserted and/or initiated any claim of discrimination, retaliation, or harassment and that this AGREEMENT does not have the purpose or effect of concealing details relating to a claim of discrimination, retaliation, or harassment; and

(k)	that he shall not apply for, or otherwise seek employment or engagement with EMPLOYER at any time hereinafter and shall not be re-employed by EMPLOYER as an employee, independent contractor, consultant or otherwise. If he does, he will accurately disclose his employment history with EMPLOYER, and that failure to do so will be grounds for termination when uncovered post rehire; and

(l)	that he has, by way of execution of this AGREEMENT resigned as of the SEPARATION DATE from any and all positions and/or offices with EMPLOYER including, but not limited to, Chief Executve Officer of RGC a well as his position as an officer and/or director of RGC;

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(m)	that he has not and will not access or attempt to access any property, computer systems, networks, password protected data or other property of the EMPLOYER on or after the SEPARATION DATE; and

(n)	that he has not sustained any injuries and/or illnesses/diseases as a result of his employment with or by EMPLOYER that would otherwise be covered by any otherwise applicable workers’ compensation insurance benefit plan; and

(o)	that he unconditionally releases and forever discharges EMPLOYER (whether individually or collectively) from any and all causes of action, suits, damages, grievances, demands, liabilities, defenses, debts, dues, sums of monies, accounts, covenants, controversies, promises, variances, claims, judgments, interest, attorneys’ fees, liquidated damages, costs and expenses whatsoever relating to, or in connection with, EXECUTIVE’s employment by EMPLOYER or cessation/termination thereof, either directly or indirectly, whether known or unknown, contingent or fixed, liquidated or un-liquidated, matured or un-matured, in law, equity or otherwise, for, upon or by reason of any matter, cause or thing whatsoever, including, but not limited to, any breach of contract claims (whether written or oral, express or implied); claims under the EMPLOYMENT AGREEMENT and/or any schedule attached thereto at any time; claims arising out of or related to any offer letter or similar document (including, but not limited to, any terms and/or conditions of employment term sheet/memorandum from RGC); claims arising out of or related to any employee handbook, personnel manual or employment policy; estoppel claims; tort claims; claims for invasion of privacy; claims for loss of consortium; claims for duress; claims of discrimination; claims for compensatory and/or punitive damages; public policy claims; defamation claims; claims of retaliation; claims of wrongful discharge or termination; claims for breach of promise; claims of negligence; claims of impairment of economic opportunity or loss of business opportunity; claims of fraud or misrepresentation (negligent or intentional); claims for severance offers made prior to the date EXECUTIVE signs this AGREEMENT other than as set forth in this AGREEMENT; claims for abuse of process; claims for workers’ compensation benefits; claims for quantum meruit; claims for unjust enrichment; claims for the breach of the covenant of good faith and fair dealing; claims for workers’ compensation benefits; claims of promissory estoppel; claims of unfair labor practices; claims under the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended by the Older Workers Benefit Protection Act (“OWBPA”); claims under Title VII of the Civil Rights Act of 1964, as amended (“TITLE VII”); claims under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (excluding claims for vested benefits); claims under the Immigration Reform and Control Act of 1986 (“IRCA”); claims under the Americans With Disabilities Act (“ADA”); claims under the Family and Medical Leave Act (“FMLA”); claims under the Uniformed Services Employment and Reemployment Rights Act (“USERRA”); claims under the National Labor Relations Act (“NLRA”); claims under the Worker Adjustment and Retraining Notification Act (“WARN”); claims under the Genetic Information Nondiscrimination Act of 2008 (“GINA”); claims under the Families First Coronavirus Response Act (“FFCRA”); claims under the Constitution of the United States of America; claims under the Virginia Human Rights Act; claims under the Virginians With Disabilities Act; claims under the Virginia Payment of Wages Law; claims under the Virginia Equal Pay statute; claims under the Virginia Minimum Wage Act; claims under the Virginia Genetic Testing Law; claims under the Virginia Occupational Safety and Health Act; claims under the Virginia Fraud Against Taxpayers Act; claims under the Virginia Right-to-Work Law; claims under the Constitution of the Commonwealth of Virginia; claims under the Colorado’s Anti-Discrimination Act, as amended; claims under the Colorado Labor Peace Act; claims under the Colorado Labor Relations Act; claims under the Colorado Equal Pay Act; claims under the Colorado Minimum Wage Order; laims under the Colorado Genetic Information Non-Disclosure Act; claims under the Colorado Wage Claim Act; claims under the Constitution of the State of Colorado; claims of sex discrimination/harassment, sexual harassment and/or sexual orientation discrimination/harassment; claims under any other federal, state or local anti-discrimination, whistle-blowing and/or family and/or medical leave law; claims under any other federal, state or local wage and hour law; claims for benefits including, but not limited to, life insurance, accidental death & disability insurance, sick leave or other employer provided plan or program; claims for distributions of income or profit; claims for ownership, stock, stock options, RSUs, equity or otherwise; claims for reimbursement; claims for wages, commissions or bonuses; claims for incentive compensation; claims for salary continuation benefits other than as set forth in this AGREEMENT; claims for vacation or other leave time; claims for royalties or license fees; claims for patent, copyright or trademark infringement; claims relating to retirement, pension and/or profit sharing plans (excluding claims for vested benefits); claims for, or arising out of the offering of, group health/medical, dental, vision and/or any other similar insurance coverage (excluding claims for Consolidated Omnibus Budget Reconciliation Act (“COBRA”) and/or similar state or federally mandated continuation coverage) or the use of information obtained by EMPLOYER as a result of the offering of group health/medical, dental and/or any other insurance coverage; claims against the Employer Health Plan as defined under the Health Insurance Portability and Accountability Act (“HIPAA”); claims relating to EXECUTIVE’s application for hire, employment, or termination thereof, as well as any claims which EXECUTIVE may have arising under or in connection with any and all local, state or federal ordinances, statutes, rules, regulations, executive orders or common law, from the beginning of the world up to and including the date of EXECUTIVE’s execution of this AGREEMENT (“RELEASED CLAIM(S)”). The only exclusions from this release provision are claims (i) that some term of this AGREEMENT has been materially violated or (ii) for a defense and/or indemnification under any otherwise applicable policy or contract of insurance (including, but not limited to, Directors and Officers coverage), the Articles of Incorporation and/or By-Laws of RGC, and/or any otherwise applicable statute; and

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(p)	that in giving the general release as set forth in Subparagraph 3(n) of this AGREEMENT, EXECUTIVE acknowledges that he understands the significance and consequence of such release and waiver. Furthermore, that in giving the general release as set forth in Subparagraph 3(n) of this AGREEMENT, EXECUTIVE specifically acknowledges that he may hereafter discover claims or facts in addition to or different from those which he now knows or believes to exist with respect to the subject matter of this AGREEMENT and which, if known or suspected at the time of executing this AGREEMENT, may have materially affected this AGREEMENT. Nevertheless, EXECUTIVE hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts; and

(q)	that neither EXECUTIVE nor anyone on EXECUTIVE’S behalf has filed an action in any court of law against EMPLOYER in connection with EXECUTIVE’S employment with EMPLOYER, and that there is no pending charge or complaint filed with any state, federal, or local agency, including, but not limited to, the U.S. Equal Employment Opportunity Commission or the U.S. Department of Labor.

4. EXECUTIVE acknowledges and confirms that he is waiving any claim under the Age Discrimination in Employment Act of 1967 (“ADEA”) as amended by the Older Workers Benefit Protection Act (“OWBPA”) and that:

(a)	he is receiving consideration which is in addition to anything of value to which he otherwise would have been entitled; and

(b)	this AGREEMENT is written in a manner understood by EXECUTIVE and that he fully understands the terms of this AGREEMENT and enters into it voluntarily without any coercion on the part of any person or entity; and

(c)	he was given adequate time to consider all implications and to freely and fully consult with and seek the advice of whomever he deemed appropriate and has done so; and

(d)	he acknowledges and confirms that he was not eligible to participate in any other severance offer from EMPLOYER; and

(e)	the consideration paid or provided to EXECUTIVE under this AGREEMENT is and shall be deemed to be adequate consideration for the representations, warranties and covenants made by EXECUTIVE under this AGREEMENT; and

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(f)	he was advised in writing, by way of this AGREEMENT, to consult an attorney before signing this AGREEMENT; and

(g)	he was advised, in writing, by way of this AGREEMENT, that he has at least twenty-one (21) calendar days within which to consider this AGREEMENT before signing it and, in the event that he signs this AGREEMENT during this time period, said signing constitutes a knowing and voluntary waiver of this time period; and

(h)	he has seven (7) calendar days after executing this AGREEMENT within which to revoke this AGREEMENT. If the seventh day is a weekend or national holiday, EXECUTIVE has until the next business day to revoke. If EXECUTIVE elects to revoke this AGREEMENT, he shall notify GC in writing sent by Federal Express Priority Overnight delivery, or by hand delivery with written receipt, of his revocation. Any determination of whether EXECUTIVE’s revocation was timely sent shall be determined by the date of actual receipt by GC. Any determination of whether EXECUTIVE’s non-revocation was timely sent shall be determined by the date of actual receipt by GC.

5. EXECUTIVE represents and warrants that neither he nor anyone on his behalf has filed any suits, claims or the like regarding his employment with EMPLOYER and/or its termination. To the extent that EXECUTIVE or any third party seeks redress for a RELEASED CLAIM(S) covered and released by this AGREEMENT and a settlement or judgment of said RELEASED CLAIM(S) is reached or entered, EXECUTIVE shall designate RGC as the recipient of any such monies allocated to him by the payor or, if that is not possible, EXECUTIVE shall pay to RGC the amount received from the payor within 72 hours of EXECUTIVE’s receipt of said monies.

6. EXECUTIVE has not and shall not, without the prior written consent of the individual then holding the office of GC, disclose the terms of this AGREEMENT, including, but not by way of limitation, the amount or fact of any payment to be made under this AGREEMENT or any of the facts or events surrounding or leading to this AGREEMENT (including any characterization thereof) to any person (including, but not limited to, current or former employees of EMPLOYER) or entity other than his spouse, attorneys, tax or financial advisors, or lenders for the purpose of confidential legal or financial counseling, or as otherwise required by law, or for purposes of enforcement of this AGREEMENT. In the event that EXECUTIVE makes a disclosure permitted by this provision, he shall inform the individual or entity to whom disclosure is made of this confidentiality provision, and instruct such individual or entity that any breach of confidentiality by them would constitute a breach of this AGREEMENT.

7. Notwithstanding anything set forth in this AGREEMENT to the contrary, if a court of competent jurisdiction determines that EXECUTIVE (or anyone to whom he makes a disclosure to pursuant to Paragraph 6 of this AGREEMENT) breaches the terms of this AGREEMENT, RGC’s obligations under this AGREEMENT shall immediately cease and be deemed modified such that RGC’s obligations pursuant to Paragraph 2 of this AGREEMENT shall be limited to $500.00 and all monies actually paid to or on behalf of EXECUTIVE under the terms of this AGREEMENT, in excess of said $500.00, shall be returned in full by EXECUTIVE to RGC within 72 hours of such determination, to the extent permitted by law and to the extent that such repayment does not result in the invalidation of this AGREEMENT; at that time, $250.00 shall be deemed to be the portion of the payments made pursuant to this AGREEMENT apportioned to any claim under the ADEA and $250.00 shall be deemed to be the portion of the payments made pursuant to this AGREEMENT apportioned to any RELEASED CLAIM(S) otherwise released by this AGREEMENT. EMPLOYER, in addition to any other rights it may have at law or in equity, shall have the right to seek enforcement of this AGREEMENT in an action at law or in equity and EMPLOYER shall have the right to recover its legal fees, costs and expenses in such action to enforce this AGREEMENT, to the extent permitted by law and to the extent that such recovery does not result in the invalidation of this AGREEMENT.

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8. Notwithstanding anything set forth in this AGREEMENT to the contrary, including without limitations Paragraphs 3(f) and 3(i) of this AGREEMENT, nothing in this AGREEMENT or any other agreement signed by EXECUTIVE shall prevent EXECUTIVE from: (i) disclosing truthful information to any governmental agent or to any court or judicial officer or pursuant to a valid court order, subpoena or other lawful process; (ii) testifying, assisting or participating in an investigation, hearing or proceeding conducted by or filing a charge or complaint with the National Labor Relations Board, U.S. Equal Employment Opportunity Commission or any comparable state or local agencies as such agencies have the authority to carry out their statutory duties by investigating the charge or complaint, issuing a determination, filing a lawsuit in federal or state court in their own name, or taking any other action authorized by law, however, EXECUTIVE is precluded from receiving compensation as a result any such action; (iii) providing truthful information to or retaining an attorney; and/or (iv) disclosing the underlying facts and circumstances of alleged unlawful discrimination or harassment that he allegedly suffered or witnessed while employed by EMPLOYER.

9. This AGREEMENT shall not in any manner be deemed or construed as an admission by EMPLOYER that it has acted wrongfully and/or illegally in any manner with respect to EXECUTIVE, but is made solely to avoid additional costs and risks associated with litigation. EXECUTIVE shall not be considered a prevailing party or a successful party.

10. EMPLOYER shall be entitled to plead this AGREEMENT as a complete defense to any claim or entitlement relating to EXECUTIVE’s employment with EMPLOYER or cessation thereof which hereafter may be asserted by EXECUTIVE or other persons or agencies acting on his behalf in any suit or claim against EMPLOYER.

11. Each provision of this AGREEMENT is severable and, if any term or provision is held to be invalid, void or unenforceable by a court of competent jurisdiction or by an administrative agency for any reason whatsoever, such ruling shall not affect the validity of the remainder of this AGREEMENT. Notwithstanding the foregoing, if the release provisions (or any portion thereof) contained in this AGREEMENT are held to be invalid, void or unenforceable by a court of competent jurisdiction or by an administrative agency for any reason whatsoever, as a result of actions or inactions by EXECUTIVE or anyone on his behalf, such ruling shall render this AGREEMENT void and EXECUTIVE shall repay to RGC all monies paid to or on behalf of EXECUTIVE as set forth in this AGREEMENT within 72 hours of such determination, to the extent permitted by law and to the extent that such repayment does not result in the invalidation of this AGREEMENT.

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12. This AGREEMENT supersedes and voids all previous agreements, policies and practices between EXECUTIVE and EMPLOYER, whether written or oral, including, but not limited to, any severance offer made prior to the date EXECUTIVE signs this AGREEMENT other than as set forth in this AGREEMENT. Notwithstanding the foregoing sentence of this Paragraph of this AGREEMENT, EXECUTIVE continues to be bound by any and all post-employment obligations of EXECUTIVE that are contained in any agreement, contract, or other document that EXECUTIVE has already signed (including, but not limited to, the EMPLOYMENT AGREMEENT) and those terms (including, but not limited to, Sections 7.1 through and including 7.6 of the EMPLOYMENT AGREEMENT) are hereby deemed incorporated herein by reference and shall continue in full force and effect as if set forth in its entirety as they are considered an integral part of this AGREEMENT. This AGREEMENT sets forth the entire understanding of the parties as to the subject matter contained herein and may be modified solely by a writing executed by the individual then holding the office of Chief Executive Officer of RGC and EXECUTIVE.

13. This AGREEMENT shall be governed by, construed and enforced under the laws of the Commonweakth of Virgnia (without regard to conflict of laws principles). EMPLOYER shall be entitled to seek injunctive relief in accordance with applicable law for breaches (including anticipated breaches) of this AGREEMENT without having to post a bond. This AGREEMENT shall be interpreted without the aid of any canon, custom or rule of law requiring construction against the draftsman. EXECUTIVE hereby irrevocably waives personal service of process and consents to process served in any such suit, action or proceeding by service of a copy thereof to him by regular mail. Such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

14. Any dispute arising out of this AGREEMENT or any dispute between the parties to this AGREEMENT on any subject matter shall be tried in accordance with Sections 9.8 and 9.9 of the EMPLOYMENT AGREEMENT.

15. EXECUTIVE and RGC shall each bear his and its own costs including attorneys’ fees incurred in connection with the drafting, preparation, negotiation and execution of this AGREEMENT.

16. EXECUTIVE and RGC shall take all steps necessary to effectuate the terms of this AGREEMENT in a timely manner including, but not limited to, the execution of any appropriate tax reporting documentation.

17. RGC represents and warrants that the undersigned has the authority to act on its behalf and to bind RGC to this AGREEMENT. EXECUTIVE represents and warrants that he is of sound mind and judgment, is not under any impairment, disability, distress or undue influence that would in any way impair his ability to enter into this AGREEMENT and that he has the capacity to act on his own behalf and to bind himself to this AGREEMENT.

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18. The failure of EMPLOYER to insist upon the performance of any of the terms and conditions of this AGREEMENT or the failure of EMPLOYER to prosecute any breach of this AGREEMENT, shall not be construed or considered a waiver of any such term or condition of this AGREEMENT; to wit, the entire AGREEMENT shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

19. Except as otherwise herein expressly provided, this AGREEMENT shall inure to the benefit of and be binding upon EXECUTIVE, his heirs, successors and executors and shall inure to the benefit of EMPLOYER. EXECUTIVE represents and warrants that he has not assigned or in any other manner conveyed any right or claim that he has or may have to any third party, and EXECUTIVE shall not assign or convey to any assignee for any reason any right or claim covered by this AGREEMENT, this AGREEMENT, or the consideration, monetary or other, to be received by him hereunder. RGC may assign its rights and obligations under this AGREEMENT to any third party in its discretion.

20. In signing this AGREEMENT, the parties hereto represent and warrant that they are not relying on any statements, representations or promises made by the other party or their agent(s) except as specifically set forth herein. This AGREEMENT may be executed in counterparts, each executed AGREEMENT, when taken together, shall constitute a complete AGREEMENT. Any party may execute this AGREEMENT by signing, including by electronic means and transmitting that signature page via facsimile or e-mail to the other party. Any signature made and transmitted by facsimile or e-mail for the purpose of executing this AGREEMENT shall be deemed an original signature for purposes of this AGREEMENT.

PLEASE READ CAREFULLY BEFORE SIGNING. THIS SEPARATION AGREEMENT AND GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN, FORESEEN AND UNFORESEEN, AND SUSPECTED AND UNSUSPECTED CLAIMS.

IN WITNESS WHEREOF, the parties hereto have made and signed this AGREEMENT as follows:

Redwood Green Corp.

BY:
Michael Saxon

DATED:	DATED:

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